Exhibit 5(b)


                                                              October 10, 2001


ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802-2093

Ladies and Gentlemen:


          Reference is made to the Registration Statement on Form S-3 to be filed by ALLETE, Inc. (the "Company"), on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 310,878 shares of the Company's Common Stock, without par value ("Shares"), and the Preferred Share Purchase Rights attached thereto ("Rights"), which were issued in connection with the Agreement and Plan of Reorganization, dated July 31, 2001, by and among the Company, E Acquisition Company, Enventis, Inc., and Richard T. Henderson.

          In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is a corporation validly organized and existing under the laws of the State of Minnesota.

          2. The Shares have been validly issued, and are fully paid and non-assessable.

          3. The Rights have been validly issued in accordance with the terms of the Rights Agreement dated as of July 24, 1996 between the Company and the Corporate Secretary of the Company, as Rights Agent.

          We are members of the New York Bar and do not hold ourselves out as experts on the laws of the State of Minnesota. As to all matters governed by the laws of the State of Minnesota, we have relied with your consent upon an opinion of even date herewith addressed to you by Philip R. Halverson, Esq., Vice President, General Counsel and Secretary of the Company.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us in the Prospectus included in the Registration Statement under the caption "Legal Opinions." In giving the foregoing consents, we do not hereby admit that we belong to the class of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                        Very truly yours,


                                        /s/ Thelen Reid & Priest LLP

                                        THELEN REID & PRIEST LLP